EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
ADA Premium Beef Co., Inc.	Delaware
Animex-Agri Sp. z o.o.	Poland
Animex Feed Sp. z o.o.	Poland
Animex Fish Sp. z o.o.	Poland
Animex—Poludnie Sp. z o.o.	Poland
Animex Sp. z o.o.	Poland
Animex Wielkopolska S.A.	Poland
Animpol S.A.	Poland
B&G Farms, LLC	North Carolina
Best Biofuels, LLC	Delaware
Bialostockie Zaklady Drobiarskie Sp. z o.o.	Poland
Brown’s Farms, LLC	Delaware
Brown’s of Carolina LLC	Delaware
Brown’s Realty Partnership	North Carolina
Cappola Food, Inc.	Canada
Carroll’s Foods LLC	Delaware
Carroll’s Foods of Brazil, LLC	North Carolina
Carroll’s Foods of Mexico, LLC	North Carolina
Carroll’s Foods of Virginia LLC	Delaware
Carroll’s Realty Partnership	North Carolina
Case Ready Meats Corp.	Iowa
Central Plains Farms LLC	Delaware
Characuterie Roy Inc.	Canada
Charucuteries Imperator S.A.	France
Chief Milling Partners, Inc.	North Carolina
Circle Four LLC d/b/a Circle Four Farms	Delaware
Coddle Roasted Meats, Inc.	Virginia
Contipasz S.A.	Poland
Constar S.A.	Poland
Dakota Acquisition Company	South Dakota
Debt Acquisition Company of America VI, LLC	Delaware
Duplin Marketing Company, LLC	North Carolina

Ed Kelly, Inc.	North Carolina
Esskay Investments, Inc.	Delaware
Financiere des Pins	France
Great Lakes Cattle Credit Company, Inc.	Delaware
Greater Houston Post Oak, LLC	Virginia
Gwaltney of Smithfield, Ltd.	Delaware
Gwaltney Transportation Co., Inc.	Delaware
Hancock’s Old Fashioned Country Ham, Inc.	Delaware
Ilawskie Zaklady Drobiarskie “Ekodrob” S.A.	Poland
Iowa Quality Meats, Ltd.	Iowa
Jean d’ Erguet S.A.	France
JMC Gold Label Meats, Inc.	Iowa
J.M. Schneider Inc.	Canada
John Morrell & Co.	Delaware
John Morrell of Japan, Inc.	Delaware
JonMor Investments, Inc.	Delaware
Krakus Foods International, Inc.	Delaware
Link Services, Inc.	Canada
LMG Investments, Inc.	Delaware
LMJ Distribution Center, Inc.	Georgia
Lykes Meat Group, Inc.	Delaware
Mitchell’s Gourmet Foods, Inc.	Canada
Mohawk Packing Co.	California
MOPAC Foreign Sales Corporation	U.S. Virgin Islands
MOPAC of Virginia, Inc.	Virginia
Moyer Packing Company	Pennsylvania
Murco Foods, Inc.	Delaware
Murphy-Brown LLC	Delaware
Murphy-Brown Holdings LLC	Delaware
Murphy Farms LLC	Delaware
Murphy Farms of Texahoma, Inc.	Oklahoma
North Side Foods Corp.	Delaware
North Side Investments, Inc.	Delaware
NPD Investments, Inc.	Delaware
NPD (USA) Texas LLC	Delaware
PC Express, Inc.	Delaware
Packerland Exports II Ltd.	Delaware
Packerland Holdings, Inc.	Delaware
Packerland-Plainwell, Inc.	Delaware
Packerland Processing Company, Inc.	Delaware
Packerland Transport, Inc.	Delaware
Patrick Cudahy Incorporated	Delaware
PatCud Investments, Inc.	Delaware

Premium Pork, Inc.	Georgia
Prima Farms Sp. z o.o.	Poland
Pruden Packing Company	Virginia
Quarter M Farms LLC	Delaware
Quik-to-Fix Foods, Inc.	Delaware
RMH Foods, LLC	Delaware
RMH Foods, Inc.	Delaware
Schneider Corporation	Canada
Skippack Creek Corporation	Delaware
Schneider Foods Inc.	Canada
SF Holding Sp. z o.o.	Poland
SF International Sales Co., Inc.	Virgin Islands
SF Investments, Inc.	Delaware
SFDS Global Holdings B.V.	Netherlands
SFFC, Inc.	Delaware
Showcase Foods, Inc.	Delaware
Smithfield Canada, Ltd.	Canada
Smithfield Capital Trust I	Delaware
Smithfield-Carroll’s Farms	Virginia
Smithfield Carroll’s Partnership	Virginia
Smithfield Culinary Foods Group LLC	Delaware
Smithfield Foods de Mexico, S. de R.L. de C.V.	Mexico
Smithfield France S.A.S.	France
Smithfield Innovations Group LLC	Delaware
Smithfield International, Inc.	Delaware
Smithfield International Investments, Inc.	Delaware
Smithfield Packing Transportation Co., Inc.	Delaware
Smithfield Packing Real Estate LLC	Delaware
Smithfield Packing Realty Partnership	North Carolina
Smithfield Purchase Corporation	North Carolina
Smithfield Transportation Co., Inc.	Virginia
Societe Bretonne de Salaisons	France
Societe Financiere de Gestion et de Participation S.A.	France
Stadler’s Country Hams, Inc.	Delaware
Stefano Foods, Inc.	North Carolina
Sun Land Beef Company	Arizona
Sun Land International	Delaware
Sunnyland, Inc.	Georgia
Suwalskie Zaklady Drobiarskie Sp. z o.o.	Poland
The E.M. Todd Company	Virginia
The Ohio Feed Lot, Inc.	Ohio
The Smithfield Companies, Inc.	Virginia
The Smithfield Companies Ham and Products Company, Inc.	Virginia
The Smithfield Inn Corporation	Virginia
The Smithfield Packing Company, Incorporated	Virginia
VW Joyner & Co.	Virginia
Williamsburg Foods, Inc.	Virginia
Zaklady Miesne “Agryf” Sp. z o.o.	Poland
Zaklady Miesne “Mazury” w Elku Sp. z o.o.	Poland

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